UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2006 (October 11, 2006)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2006, Healthways, Inc. (“Healthways”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Axia Health Management, LLC (the “Seller”) and Axia Health Management, Inc. (the “Company”).

Pursuant to the Purchase Agreement, Healthways will purchase all of the outstanding shares of capital stock of the Company from the Seller (the “Acquisition”) for a purchase price (the “Purchase Price”) of approximately $450,000,000, subject to adjustment for the Company’s indebtedness, working capital and cash balance at the closing of the Acquisition (the “Closing”). Of the Purchase Price, $35,000,000 will be held in escrow until approximately December 31, 2007 to satisfy any potential indemnification claims. An additional $9,000,000 of the Purchase Price will be held in escrow to satisfy a portion of certain earnout obligations of the Seller and/or the Company owed to certain persons who had previously sold certain business units to the Company.

On October 11, 2006, L. Ben Lytle, chief executive officer and a holder of limited liability company interests in the Seller, entered into a subscription agreement (the “Subscription Agreement”) and a consultant agreement (the “Consultant Agreement”) with Healthways. Under the Subscription Agreement, at the Closing Mr. Lytle will purchase $5,000,000 of the common stock of Healthways at a price per share equal to the closing market price for Healthways common stock on the date of the Subscription Agreement. Additionally, under the Subscription Agreement, Mr. Lytle may not resell any of the shares of common stock prior to January 1, 2008. Under the Consultant Agreement, Mr. Lytle will continue to consult with the Company following the Closing. Also following the Closing Mr. Lytle is expected to become a member of Healthways’ board of directors.

The Purchase Agreement has been approved by the Boards of Directors of both Healthways and the Company. In addition, the Company has received the written consent of the Seller, as sole stockholder of the Company to approve the Acquisition. The consummation of the Acquisition is subject to regulatory approval and other customary closing conditions, including Hart-Scott-Rodino antitrust review. The parties have made customary representations, warranties and covenants in the Purchase Agreement, and the Purchase Agreement also contains certain termination rights for each of Healthways and Seller.

Item 7.01. Regulation FD Disclosure.

A copy of Healthways’ press release, dated October 11, 2006, announcing the execution of the Purchase Agreement, is furnished with this Current Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 99.1	Press Release dated October 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: October 11, 2006

EXHIBIT INDEX

Exhibit 99.1	Press Release dated October 11, 2006